Exhibit 99.1

      AmREIT REPORTS FIRST QUARTER RESULTS; ON TRACK WITH 2005 GUIDANCE

     - Revenues Increased 87.9% to $8.2 million

     - Loss Per Share of $0.08

     - Funds From Operations of $0.13 Per Share

    HOUSTON, April 27 /PRNewswire-FirstCall/ -- AmREIT (Amex: AMY), a Houston-based real estate investment trust, reported financial results for the first quarter of 2005 today.

    Revenues for the first quarter increased 87.9 percent to $8.2 million compared to $4.4 million for the first quarter of 2004. This increase was due to additional portfolio revenue of $2.9 million (attributed to property acquisitions made in the third and fourth quarters of 2004), additional real estate operating, and development revenue of $627,000, additional securities commission income of $218,000 and additional retail partnership revenue of $42,000. AmREIT reported a net loss attributable to class A shareholders of $274,000 for the quarter compared to a loss of $1.2 million for the first quarter of last year (which was attributed to the $1.3 million deferred merger charge).

    For the first quarter, AmREIT's loss before discontinued operations per class A common share was $0.18 compared to a loss of $0.66 per share for the first quarter of 2004. The income from discontinued operations for the quarter was $0.10 per class A common share compared with income of $0.26 per class A common share for the first quarter of 2004. The company's net loss per class A common share for the quarter was $0.08 compared to a net loss of $0.40 for the same period last year. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the class B, C and D common shares.

    Funds From Operations (FFO) for the first quarter were $444,000, or
$0.13 per class A common share. This compares to FFO of ($0.32) per class A common share including a non-cash deferred merger charge of $0.45 per share
for the first quarter of 2004.   Because there were no non-operational,
non-cash charges to earnings during the first quarter 2005, there are no adjustments to FFO. The reported first quarter 2005 FFO remains in line with the previously announced management guidance range of $0.68 to $0.72 per share for the full year 2005. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

    During the quarter, total assets increased slightly to $205 million from $203 million reported on December 31, 2004. Total liabilities decreased
13 percent to $99.4 million during the first quarter, from $113.7 million at year-end.

    "We set forth specific, growth oriented goals for 2005. We have built a quality team of individuals that have produced results quarter over quarter," said Chad Braun, AmREIT's executive vice president and chief financial officer. "Our commitment to Irreplaceable Corners and focus on fundamental real estate quality, combined with powerful business structure should allow us to accomplish our goals as we continue to execute our business plan."

    Outlook for 2005

    In their annual report, AmREIT set forth four key goals and expectations for this year:

    -- The first goal is continued per share growth in FFO with a target range of 8-14 percent. Supported by the increase in rental revenue generated by the acquisitions made during the third and fourth quarters 2004, as well as the increase in fees and profits generated from supporting business segments, the annual target FFO guidance remains $0.68 to $0.72 per class A share. Dividends declared for class A common shares during the first and second quarter of 2005 were $0.124 and $0.124 respectively, which is line with managements 2005 guidance of $0.50 to $0.52 per share.

    -- The second goal is to have total asset growth of $200 million within a
       12 to 18 month period.   The real estate pipeline remains robust, and
       AmREIT remains on track to achieve 100 percent growth between December 2005 and June 2006. AmREIT's strategy is to expand holdings of multi-tenant properties and today, a majority of rental revenue is generated from multi-tenant shopping centers. As this strategy is executed, the company will continue to evaluate and dispose of those assets that are no longer core assets, replacing them with multi-tenant shopping centers, lifestyle and grocery-anchored centers and single tenant leases on what are believed to be Irreplaceable Corners.

    -- The third goal is to raise $125 to $150 million for our REIT and an additional $35 million in private equity. Through March 31, 2005, the company raised approximately $20 million through its class D common share offering, which is on track with its 2005 goals.

    -- The fourth goal is to continue to strengthen portfolio quality by selling non-core assets and keeping debt to total assets under 55 percent. During the first quarter of 2004, AmREIT sold $940,000 in non-core assets helping to reduce tenant concentration and increase the dependability of rental income. As of March 31, 2005, no single tenant represented more than 10 percent of total revenue, and the company's total liability to total asset ratio was approximately 48.4 percent.

    AmREIT updates earnings guidance on a quarterly basis.

    Conference Call
    AmREIT will hold its quarterly conference call to discuss first quarter results Thursday, April 28, at 10:00 am Central Time (11:00 am Eastern Time). Interested parties are encouraged to access the live webcast by visiting the investor relations page of AmREIT's website at http://www.amreit.com. The dial-in number for the call is 1-800-299-7098, passcode AmREIT. The call will also be available for replay for 30 days by dialing 1-888-286-8010, passcode 25044753, or by going to the investor relations events page of the company's Web site.

    The company has published additional forward-looking statements in its first quarter 2005 supplemental information package that may help investors estimate earnings for 2005. A copy of the company's first quarter 2005 supplemental information will be available on the company's web site at http://www.amreit.com or by written request to Robyn Walden, Investor Relations, AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas, 77046. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information for the quarter ended March 31, 2005. AmREIT may, but assumes no obligation to, update information in the supplemental package from time to time.

    About AmREIT
    AmREIT (Amex: AMY) is a real estate investment trust ("REIT") focused on the ownership, development and management of Irreplaceable Corners(TM) - defined as premier retail frontage properties typically located on "Main & Main" intersections in highly populated, high-traffic, affluent areas. Our portfolio consists of shopping centers anchored by market dominant tenants such as Kroger, Barnes & Noble and Walgreens and are supported by specialty retailers such as GAP, Starbucks, Hallmark and Verizon. Our business structure is unique within the REIT community and consists of a real estate operating and development business, a securities company and a merchant development retail partnership business. These synergistic businesses support our portfolio of Irreplaceable Corners, and, along with our deep professional talent pool, allow the company access to multiple avenues of low-cost capital which can then be deployed efficiently and accretively for our shareholders. Through the retail partnership funds, AmREIT captures recurring development, leasing, property management, and asset management fees for services performed while maintaining an ownership interest and profit participation. Our business structure allows the company to expand both internally and externally, distinguishing AmREIT as a value creator, a growth company, and a source of dependable, monthly income.

    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

    This press release does not constitute an offer to sell, or the solicitation of an offer to buy any public or private securities from the Company. The purchase of any securities may only be made pursuant to a prospectus. A copy of any available prospectus and the related subscription documents are available to qualified potential investors on request.

    For more information, call Robyn Walden, Vice President Investor Relations of AmREIT, at (713) 850-1400, or Chad Braun, Chief Financial Officer of AmREIT, 713-850-1400. AmREIT is online at http://www.amreit.com.

                                Operating Results
                 (in thousands, except share and per share data)
                                   (Unaudited)

                                                           Three Months Ended
                                                                March 31,
                                                        -----------------------
                                                           2005         2004
                                                        ----------   ----------
Revenues:
 Rental income from operating
  leases                                                $    4,313   $    1,521
 Earned income from direct
  financing leases                                             507          508
 Real estate fee income                                        994          367
 Securities commission income                                2,123        1,905
 Asset management fee income                                   117           75
 Interest and other income                                     188           11
    Total Revenues                                           8,242        4,387

Expenses:
 General operating and
  administrative                                             1,652        1,201
 Property expense                                              729          209
 Legal and professional                                        579          328
 Securities commissions                                      1,633        1,424
 Depreciation and amortization                               1,097          225
 Deferred merger costs                                           -        1,320
    Total Expenses                                           5,690        4,707

Operating Income (loss)                                      2,552         (320)

Income from retail partnerships
 and other affiliates                                           31           15
Federal income tax expense                                     (34)        (171)
Interest expense                                            (1,517)        (620)
Minority interest in income of
 consolidated joint ventures                                   (15)         (44)

Income (loss) before discontinued
 operations                                                  1,017       (1,140)

Income from discontinued
 operations                                                    341          775

Net income (loss)                                            1,358         (365)

Distributions paid to class B, C and
 D shareholders                                             (1,632)        (813)

Net loss available to class A
 shareholders                                           $     (274)  $   (1,178)

                 (in thousands, except share and per share data)
                                   (Unaudited)

                                                           Three Months Ended
                                                                March 31,
                                                        -----------------------
                                                           2005         2004
                                                        ----------   ----------
Reconciliation of Net Income
(loss) before discontinued
operations to Funds From
Operations ("FFO"):
  Income (loss) before
   discontinued operations                              $    1,017   $   (1,140)
  Income from discontinued
   operations                                                  341          775
  Depreciation - from operations                               955          223
  Depreciation - from
   discontinued operations                                      13           21
  Gain on sale of real estate held
   for investment                                             (250)           -
  Class B, C and D distributions                            (1,632)        (813)
  FFO available to class A shares                       $      444   $     (934)

Basic and Diluted Per Class A
Share Data:
 Loss before discontinued
  operations                                            $    (0.18)  $    (0.66)
 Income from discontinued
  operations                                            $     0.10   $     0.26
 Net loss                                               $    (0.08)  $    (0.40)

 FFO                                                    $     0.13   $    (0.32)

 Distributions per class A share                        $     0.12   $     0.12

 Distributions per class B, C and
  D share                                               $     0.52   $     0.36

Weighted average class A
 common shares used to
 compute net income per share,
 basic and diluted                                       3,471,028    2,952,984

Weighted average number of class
 B common shares outstanding                             2,228,906    2,351,682

Weighted average number of class
 C common shares outstanding                             4,075,319    2,108,719

Weighted average number of class
 D common shares outstanding                             3,057,077            -

                            Balance Sheet Highlights
                                 (in thousands)

                                                    (Unaudited)
                                                      March 31,    December 31,
                                                        2005           2004
                                                    ------------   ------------
Real estate held for investment, net                $    153,387   $    157,031
Net investment in direct financing leases                 19,218         19,219
Real estate held for resale, net                           9,925          6,326
Total assets                                             205,475        203,151
Notes payable                                             92,751        105,964
Total liabilities                                         99,373        113,666
Minority interest                                          1,105          1,115
Total shareholders' equity                               104,997         88,370


                        Non-GAAP Financial Disclosure

    This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

    AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its base FFO in accordance with this definition. AmREIT adjusts its FFO calculation by adding back non-cash charges to earnings, such as the issuance of stock in conjunction with the payment of deferred merger costs and impairment charges on real assets, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.

    Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:

                                              Projected 2005
                                                  Range
                                             -----------------   Historical
                                               High      Low      12/31/04
                                             -------   -------   ----------
Net loss available to class A shareholders   $ (0.48)  $ (0.62)  $    (1.19)
Depreciation and amortization                   1.35      1.35         0.61
Less loss on sale of real                      (0.15)    (0.05)       (0.04)
   FFO available to class A shareholders        0.72      0.68        (0.62)
Impairment charges                                 -         -         0.74
Deferred merger costs                              -         -         0.51
                Adjusted FFO                 $  0.72   $  0.68   $     0.63

SOURCE  AmREIT
    -0-                             04/27/2005
    /CONTACT: Robyn Walden of AmREIT, +1-713-860-4964, rwalden@amreit.com/ /Web site: http://www.amreit.com /